UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 10, 2007
Online Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 703-653-3100
Not Applicable

  Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On August 16, 2007, Online Resources Corporation filed a Current Report on Form 8-K to report the completion of its acquisition of Internet Transaction Solutions, Inc. (“ITS”). That Form 8-K is incorporated herein by this reference. This amendment is being filed to include the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.
Item 9.01 Financial Statements and Exhibits
           (a) Financial statements of business acquired .
          The following historical financial statements of ITS are included in this report:
▪	Unaudited Balance Sheet as of June 30, 2007

▪	Unaudited Statements of Income for the six -months ended June 30, 2007 and 2006

▪	Unaudited Statements of Cash Flows for the six-months ended June 30, 2007 and 2006

▪	Notes to Unaudited Financial Statements, June 30, 2007

▪	Report of Independent Auditors

▪	Audited Balance Sheets as of December 31, 2006 and 2005

▪	Audited Statements of Income for the years ended December 31, 2006, 2005 and 2004

▪	Audited Statements of Changes in Stockholders’ Equity for the years ended December 31, 2006, 2005 and 2004

▪	Audited Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004

▪	Notes to Audited Financial Statements, December 31, 2006, 2005 and 2004
           (b) Pro Forma Financial Information
          The following pro forma financial information is included in this report:
▪	Unaudited Pro Forma Consolidated Condensed Balance Sheet as of June 30, 2007

▪	Unaudited Pro Forma Consolidated Condensed Statements of Operations for the year ended December 31, 2006 and six-months ended June 30, 2007
           (c) Exhibits

Exhibit No.	Document Description
23.1	Consent of Crowe Chizek and Company LLC

2

INTERNET TRANSACTION SOLUTIONS, INC.
Columbus, Ohio
FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
CONTENTS

CONDENSED BALANCE SHEETS AS OF JUNE 30, 2007	1

UNAUDITED CONDENSED STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006	2

UNAUDITED CONDENSED STATEMENT OF SHAREHOLDERS’ EQUITY FOR THE SIX MONTHS ENDED JUNE 30, 2007	3

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006	4

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS	5

INTERNET TRANSACTION SOLUTIONS, INC.
CONDENSED BALANCE SHEETS
June 30, 2007 and December 31, 2006

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$9,418,767	$7,847,209
Accounts receivable	19,491	22,345
Income tax receivable	—	177,711
Prepaid expenses and other current assets	44,125	69,177

Total current assets	9,482,383	8,116,442

Property and equipment, net	1,830,402	1,000,103
Patents and other related costs, net	8,650	11,441
Other long term assets	47,173	—

Total assets	$11,368,608	$9,127,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,968,799	$6,862,227
Accrued expenses and other current liabilities	578,110	330,070
Income taxes payable	19,446	—

Total current liabilities	9,566,355	7,192,297

Deferred income taxes	71,000	71,000

Total liabilities	9,637,355	7,263,297

Commitments and contingencies

Total stockholders’ equity	1,731,253	1,864,689

Total liabilities and stockholders’ equity	$11,368,608	$9,127,986

1.

INTERNET TRANSACTION SOLUTIONS, INC.
STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2007 and 2006
(Unaudited)

	2007	2006
Revenues	$9,535,318	$7,186,866

Cost of revenues	5,006,903	3,551,209

Selling, general and administrative expenses	3,071,336	2,296,095

Income from operations	1,457,079	1,339,562

Other income	9,290	28,925

Income before tax provision	1,466,369	1,368,487

Income tax provision	575,000	520,000

Net income	891,369	848,487

2.

INTERNET TRANSACTION SOLUTIONS, INC.
CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY
Six Months Ended June 30, 2007

	Shares
	Class A	Class B		Class A	Class B	Additional	Notes		Total
	Common	Common	Preferred	Common	Common	Paid-in	Receivable,	Retained	Stockholders’
	Stock	Stock	Stock	Stock	Stock	Capital	Stockholders	Earnings	Equity
Balance at December 31, 2006	12,421,212	352,282	500,000	1,242	35	2,853,261	(1,312,055)	(177,794)	1,864,689

Net income	—	—	—	—	—	—	—	891,369	891,369

In-kind distributions to stockholders	—	—	—	—	—	—	—	(1,072,968)	(1,072,968)

Employee stock compensation expense	—	—	—	—	—	48,163	—	—	48,163

Balance at June 30, 2007	12,421,212	352,282	$500,000	$1,242	$35	$2,901,424	$(1,312,055)	$(359,393)	$1,731,253

See accompanying notes to financial statements.

3.

INTERNET TRANSACTION SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2007 and 2006
(Unaudited)

	2007	2006
Operating activities
Net income	$891,369	$848,487
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	180,148	58,813
Employee stock compensation expense	48,163	208,100
Changes in operating assets and liabilities
Accounts receivable	2,854	466
Prepaid expenses and other	(22,121)	(59,706)
Accounts payable	2,106,572	1,088,382
Income taxes payable	197,157	256,379
Accrued expense	248,040	301,325

Net cash provided by operations	3,652,182	2,702,246

Cash flows from investing activities
Purchases of property and equipment	(1,007,656)	(512,466)

Net cash used in investing activities	(1,007,656)	(512,466)

Cash flows from financing activities
In-kind distributions to stockholders	(1,072,968)	(2,050,213)

Net cash used in financing activities	(1,072,968)	(2,050,213)

Net change in cash and cash equivalents	1,571,558	1,310,095

Cash at beginning of year	7,847,209	7,707,642

Cash at end of period	$9,418,767	$9,017,737

4.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
June 30, 2007 and 2006
(Unaudited)
NOTE 1 – NATURE OF OPERATIONS
Internet Transaction Solutions, Inc. (ITS or the Company), a Delaware Corporation with headquarters in Columbus, Ohio, is a provider of value-add electronic payment services. ITS’ clients are concentrated in the utilities and receivables management industries with emerging applications in the financial services and insurance markets.
Prior to August 9, 2007, ITS operated as a parent company which included the operations of ITS and a wholly-owned subsidiary, Relationship Management LLC (d/b/a QuanComm) which provided comprehensive business management application software, systems and associated services to the health and fitness club chain industry. The financial position and results of operations were previously reported based on the consolidated financial position and results of operations of the entities.
On August 9, 2007 all of the stock of QuanComm was distributed to the stockholders of the parent company and on August 10, 2007, the remaining operations of ITS were acquired by Online Resources Corporation (“Online”) through the purchase of essentially all of the net non-inter-company assets of the ITS operation. (see Note 8).
Significant Accounting Policies
Basis of Presentation: The accompanying financial statements present the historic financial position, results of operations and cash flows of the operations acquired by Online in the August 10, 2007 acquisition The activities of QuanComm have not been included in these financial statements of ITS because they are not considered relevant to operations that were acquired by Online as described.
The Company, had historically funded the working capital requirements and operating activities of QuanComm. Changes in the Company’s investment in and advances to QuanComm have been reflected in the accompanying carved-out financial statements as “in-kind distributions to stockholders”. The balance due from QuanComm was $5,622,765 and $3,863,797 at June 30, 2007 and December 31, 2006, respectively. These amounts have not been included in these financial statements because they were not assets purchased by Online. The Company did not charge QuanComm interest on amounts advanced to fund working capital requirements.
Cash: The Company maintains deposit accounts in U.S. domestic financial institutions. Each institution provides FDIC coverage of $100,000 per depositor. Cash balances in excess of FDIC coverage were $9,218,767 at June 30, 2007 and $8,817,737 at June 30, 2006. Cash balances are comprised of both operating funds as well as in-transit customer payment transactions. Cash balances related to in-transit payments to be remitted to customers related to collections made on their behalf were $9,370,246 at June 30, 2007 and $7,554,060 at June 30, 2006. In-transit payments to be made to customers are also included in accounts payable at June 30, 2007 and 2006.
NOTE 2 – STOCK OPTION PLAN
Effective July 23, 2002, the Company adopted the Stock Option Plan of Internet Transaction Solutions, Inc. (the “Plan”). This Plan was most recently amended on January 1, 2006. The Plan has reserved 4,000,000 shares of the Company’s Class A common stock for issuance. Options granted under the Plan vest from zero to four years from the date of grant. All stock options issued under the Plan have a ten-year contractual term.
A summary of activity related to the Company’s stock options for the six months ended June 30, 2007 is as follows:

		Average
	Number of	Exercise
	Options	Price
Outstanding at December 31, 2006	1,135,976	$0.71
Granted	285,000	0.75
Forfeited	—	—
Exercised	—	—

Outstanding at June 30, 2007	1,420,976	$0.72

(Continued)

5.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
June 30, 2007 and 2006
(Unaudited)
NOTE 2 – STOCK OPTION PLAN (Continued)
Additional information about stock options outstanding at June 30, 2007 is as follows:

		Weighted-Average
Range of	Number	Remaining	Weighted-Average
Exercise Price	Outstanding	Contractual Life	Exercise Price
$0.50 - $0.75	3,273,716	8 years	$0.73
At June 30, 2007, the Company had 1,945,510 options exercisable at a weighted-average exercise price of $0.71.
Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123R. Upon adoption, the Company followed the prospective method whereby compensation cost is recognized beginning with the effective date based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date.
As required by SFAS No. 123R, the Company estimates the expected forfeiture rate (assumed to be zero due to the limited number of participants in the Plan) and recognizes compensation expense only for those equity awards expected to vest. The Company estimates the fair value of stock options using the Black-Scholes valuation model. This valuation model takes into account the exercise price of the award, as well as certain assumptions. The assumptions used to estimate the fair value of the stock options granted on January 1, 2007 are as follows:

Risk-free interest rate	4.35%
Dividend yield rate	nil
Expected stock volatility	65%
Expected option life	6.25 years
Based on the above assumptions and a grant date fair value of $0.75 per share, the fair value of stock options granted on January 1, 2007 was $136,287. During the six months ended June 30, 2007, the Company recorded employee stock compensation expense of $48,163 relating to these option grants.
(Continued)

6.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
June 30, 2007 and 2006
(Unaudited)
NOTE 3 – RELATED PARTY TRANSACTIONS
The Company’s stockholders are also stockholders in certain affiliated entities. The Company has entered into contractual arrangements with these entities for them to provide certain technology development and support services to the Company. During the six months ended June 30, 2007 and 2006, the Company recorded expenses related to these affiliated entities as follows:

	2007	2006
Current	$418,799	$133,866
The Company also subleases a portion of its operating facility to an affiliated entity. During the six months ended June 30, 2007 and 2006, the Company recognized rent income from this affiliated entity of $13,800 and $6,400 respectively, which is included in other income on the statements of operations.
At June 30, 2007, accounts payable to affiliated entities of approximately $26,897 is included in accounts payable on the balance sheets.
The Company has notes receivable from certain stockholders totaling $1,312,055 at June 30, 2007.
The Company subleases a portion of its operating facility to QuanComm. The sublease agreement terminates March 31, 2009. In addition to the sublease payments of $3,135 per month, the Company provides certain ancillary services for $1,115 including accounting services, telephone and security pursuant to the sublease agreement.
(Continued)

7.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
June 30, 2007 and 2006
(Unaudited)
NOTE 4 – SUBSEQUENT EVENT
On August 10, 2007, pursuant to the terms of the Agreement and Plan of Merger dated July 26, 2007, as amended, Online Resources Corporation (the “Corporation”), completed its acquisition of the Company through its merger into the Corporation’s wholly-owned subsidiary, ITS Acquisition Sub, LLC. The purchase price for such acquisition was approximately $45 million. The Corporation agreed to issue 2,216,652 shares of its common stock to the stockholders and preferred equity rights holder of ITS in partial payment of this purchase price. These shares have been valued at $24.7 million. The balance of the purchase price, approximately $20.3 million, is payable in cash of which $3.6 million has been escrowed to cover claims in favor of the Corporation for indemnification and working capital deficits.
(Continued)

8.

INTERNET TRANSACTION SOLUTIONS, INC.
Columbus, Ohio
FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Continued)

INTERNET TRANSACTION SOLUTIONS, INC.
REPORT OF INDEPENDENT AUDITORS
Board of Directors
Internet Transaction Solutions, Inc.
Columbus, Ohio
We have audited the accompanying balance sheets of Internet Transaction Solutions, Inc. as of December 31, 2006 and 2005, and the related statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Transaction Solutions, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.
As discussed in Notes 2 and 3 to the financial statements, in 2006 the Company adopted Statement of Financial Accounting Standards No. 123 R, “Share-Based Payment”, and changed its method of accounting for stock-based compensation.
As discussed in Note 8 to the financial statements, effective August 10, 2007, the business operations of Internet Transaction Solutions, Inc. were acquired by Online Resources Corporation. As further described in Notes 1 and 2, these financial statements represent the financial position, results of operations and cash flows for the operations acquired in that transaction. Previously, these operations were included as part of a larger reporting entity.
As further discussed in Note 3, stock compensation costs included in these financial statements have been determined based on fair values of stock options determined as of the option grant dates and such fair value determinations were based on the larger reporting entity as it existed as of the grant dates.
              /s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Columbus, Ohio
October 25, 2007

1.

INTERNET TRANSACTION SOLUTIONS, INC.
BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$7,847,209	$7,707,642
Accounts receivable	22,345	11,783
Income tax receivable	177,711	—
Prepaid expenses and other current assets	69,177	24,445

Total current assets	8,116,442	7,743,870

Property and equipment, net	1,000,103	256,554
Patents and other related costs, net	11,441	18,460

Total assets	$9,127,986	$8,018,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,862,227	$6,240,023
Accrued expenses and other current liabilities	330,070	115,397
Income taxes payable	—	19,146

Total current liabilities	7,192,297	6,374,566

Deferred income taxes	71,000	27,000

Total liabilities	7,263,297	6,401,566

Stockholders’ equity
Equity Rights	500,000	500,000

Class A common stock, voting, par value $0.0001 per share; 18,000,000 shares authorized; 12,421,212 and 10,568,472 shares issued and outstanding at December 31, 2006 and 2005, respectively	1,242	1,057

Class B common stock, non-voting, par value $0.0001 per share; 1,000,000 shares authorized; 352,282 shares issued and outstanding	35	35

Additional paid-in capital	2,853,261	1,061,190
Notes receivable, stockholders	(1,312,055)	—
Retained earnings (deficit)	(177,794)	55,036

Total stockholders’ equity	1,864,689	1,617,318

Total liabilities and stockholders’ equity	$9,127,986	$8,018,884

See accompanying notes to financial statements.

2.

INTERNET TRANSACTION SOLUTIONS, INC.
STATEMENTS OF INCOME
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Revenues	$14,531,281	$11,451,343	$7,813,688

Cost of revenues	7,378,380	6,140,950	4,305,866

Selling, general and administrative expenses	5,190,244	2,933,712	1,985,732

Income from operations	1,962,657	2,376,681	1,522,090

Other income	167,242	60,130	32,698

Income before income taxes	2,129,899	2,436,811	1,554,788

Income tax provision	835,000	926,000	591,000

Net income	$1,294,899	$1,510,811	$963,788

See accompanying notes to financial statements.

3.

INTERNET TRANSACTION SOLUTIONS, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY (Deficit)
Years Ended December 31, 2006, 2005 and 2004

	Shares
	Class A	Class B		Class A	Class B	Additional	Notes		Total
	Common	Common	Equity	Common	Common	Paid-in	Receivable,	Retained	Stockholders’
	Stock	Stock	Rights	Stock	Stock	Capital	Stockholders	Earnings	Equity (deficit)
Balance at January 1, 2004	10,568,472	—	$500,000	$1,057	$—	$718,226	$—	$(844,667)	$374,616

Issuance of stock in exchange for Software	—	352,282	—	—	35	265,008	—	—	265,043

Net income	—	—	—	—	—	—	—	963,788	963,788

In-kind distributions to stockholders	—	—	—	—	—	—	—	(481,286)	(481,286)

Employee stock compensation expense	—	—	—	—	—	28,418	—	—	28,418

Balance at December 31, 2004	10,568,472	352,282	500,000	1,057	35	1,011,652	—	(362,165)	1,150,579

Net income	—	—	—	—	—	—	—	1,510,811	1,510,811

In-kind distributions to stockholders	—	—	—	—	—	—	—	(1,093,610)	(1,093,610)

Employee stock compensation expense	—	—	—	—	—	49,538	—	—	49,538

Balance at December 31, 2005	10,568,472	352,282	500,000	1,057	35	1,061,190	—	55,036	1,617,318

Net income	—	—	—	—	—	—	—	1,294,899	1,294,899

In-kind distributions to stockholders	—	—	—	—	—	—	—	(1,527,729)	(1,527,729)

Exercise of stock options	1,852,740	—	—	185	—	1,311,870	—	—	1,312,055

Reclassify notes receivable, stockholders	—	—	—	—	—	—	(1,312,055)	—	(1,312,055)

Employee stock compensation expense	—	—	—	—	—	480,201	—	—	480,201

Balance at December 31, 2006	12,421,212	352,282	$500,000	$1,242	$35	$2,853,261	$(1,312,055)	$(177,794)	$1,864,689

See accompanying notes to financial statements.

4.

INTERNET TRANSACTION SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Cash flows from operating activities
Net income	$1,294,899	$1,510,811	$963,788
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	176,490	117,626	131,490
Deferred income taxes	44,000	(28,000)	17,000
Employee stock compensation expense	480,201	49,538	28,418
Changes in operating assets and liabilities:
Accounts receivable	(10,562)	(6,052)	(2,404)
Prepaid expenses and other current assets	(44,732)	79,733	(84,170)
Accounts payable	622,204	644,636	(118,409)
Income taxes receivable/payable	(196,857)	(35,850)	16,136
Accrued expenses and other current liabilities	214,673	105,478	(9,583)

Net cash provided by operating activities	2,580,316	2,437,920	942,266

Cash flows from investing activities
Purchases of property and equipment	(913,020)	(181,505)	(97,307)
Patent costs	—	(12,177)	(1,000)

Net cash used in investing activities	(913,020)	(193,682)	(98,307)

Cash flows from financing activities
In-kind distributions to stockholders	(1,527,729)	(1,093,610)	(481,286)

Net increase in cash	139,567	1,150,628	362,673

Cash at beginning of year	7,707,642	6,557,014	6,194,341

Cash at end of year	$7,847,209	$7,707,642	$6,557,014

Supplemental disclosures of cash flow information
Cash paid during the year for:
Income taxes	$270,857	$148,534	$122,028

Supplemental disclosures of non-cash investing and financing activities
Issuance of notes receivable, stockholders as consideration for exercise of 1,852,740 stock options	$1,312,055	$—	$—
Issuance of 352,282 shares of Class B common stock in exchange for acquisition of software	$—	$—	$265,043
See accompanying notes to financial statements.

5.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
NOTE 1 – NATURE OF OPERATIONS
Internet Transaction Solutions, Inc. (“ITS” or the “Company”), is headquartered in Columbus, Ohio, and is a provider of value-add electronic payment services. ITS’ clients are concentrated in the utilities and receivables management industries with emerging applications in the financial services and insurance markets.
Prior to August 9, 2007, ITS operated as a parent company which included the operations of ITS and a wholly-owned subsidiary, Relationship Management LLC (d/b/a QuanComm) which provided comprehensive business management application software, systems and associated services to the health and fitness club chain industry. The financial position and results of operations were previously reported based on the consolidated financial position and results of operations of the entities.
On August 9, 2007 all of the stock of QuanComm was distributed to the stockholders of the parent company and on August 10, 2007, the remaining operations of ITS were acquired by Online Resources Corporation (“Online”) through the purchase of essentially all of the net non-inter-company assets of the ITS operation (see Note 8).
NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation: The accompanying financial statements present the historic financial position, results of operations and cash flows of the operations acquired by Online in the August 10, 2007 acquisition. The activities of QuanComm have not been included in these financial statements of ITS because they are not considered relevant to operations that were acquired by Online as described in note 1.
The Company had historically funded the working capital requirements and operating activities of QuanComm. Changes in the Company’s investment in and advances to QuanComm have been reflected in the accompanying carved-out financial statements as “in-kind distributions to stockholders”. The balance due from QuanComm was $3,863,797 and $1,619,068 at December 31, 2006 and 2005, respectively. These amounts have not been included in these financial statements because they were not assets purchased by Online. The Company did not charge QuanComm interest on amounts advanced to fund working capital requirements.
Revenue Recognition: The Company recognizes and earns revenues from payment processing services as cash is received and transactions are processed.
Accounts Receivable: The Company accounts for trade receivables based on amounts billed to customers. Past due receivables are determined based on contractual terms.
(Continued)

6.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)
Allowance for Doubtful Accounts: Management establishes an allowance for losses on its accounts based on specific customer situations, historic loss experience and current economic conditions. Losses are written off to the allowance when management deems further collection efforts will not produce additional recoveries. Management determined that no allowance was necessary at December 31, 2006 and 2005.
Cash: The Company maintains deposit accounts in U.S. domestic financial institutions. Each institution provides FDIC coverage of $100,000 per depositor. Cash balances in excess of FDIC coverage were $7,647,209 at December 31, 2006 and $7,507,642 at December 31, 2005. Cash balances are comprised of both operating funds as well as in-transit customer payment transactions. Cash balances related to in-transit payments to be remitted to customers related to collections made on their behalf were $6,585,958 at December 31, 2006 and $5,956,330 at December 31, 2005. In-transit payments to be made to customers are also included in accounts payable at December 31, 2006 and 2005.
Property and Equipment: Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement.
Major renewals and betterments are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recorded. Property and equipment as of December 31, 2006 and 2005 consists of the following:

	2006	2005
Furniture and fixtures	$82,747	$42,644
Leasehold improvements	79,327	—
Computer and office equipment	773,192	292,088
Software	498,750	186,264
Website and processing systems	258,999	258,999

	1,693,015	779,995
Less accumulated depreciation and amortization	692,912	523,441

	$1,000,103	$256,554

Software Purchased: Software and software development services have been purchased from third parties for external use. Once placed in service, these costs are amortized on a straight line basis over the estimated useful life of the software product.
(Continued)

7.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)
Website Development Costs: The Company recognizes website development and processing systems costs in accordance with SOP 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. As such, the Company expenses all costs incurred that relate to the planning and post implementation phases of development. Costs incurred in the development phase are capitalized and recognized over the product’s estimated useful life, as the product is expected to have a useful life beyond one year. Costs associated with the repair or maintenance of the existing site or systems, or the development of website content, are expensed when incurred. Accumulated amortization of website and processing systems costs was approximately $256,000 at December 31, 2006 and 2005, respectively.
Patents: Certain costs to acquire patents, consisting of costs paid to third party vendors and legal costs, are capitalized by the Company. Amortization begins when qualified expenditures are incurred using the straight-line method over their estimated useful lives. Accumulated amortization related to patents and other related costs was $22,461 and $16,878 at December 31, 2006 and 2005, respectively.
Estimated aggregate annual amortization expense for patents is as follows:

Fiscal
2007	$5,355
2008	2,894
2009	2,281
2010	911
Stock-Based Compensation: Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”). SFAS No. 123R requires all companies to record compensation expense for stock options provided to employees in return for employee service. The cost is measured at the fair value of the options when granted, and the cost is expensed over the employee service period, which is normally the vesting period of the options. SFAS No. 123R applies prospectively to awards granted or modified after the beginning of the first annual reporting period that begins on or after December 15, 2005.
Prior to January 1, 2006, the Company accounted for stock-based compensation in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”.
Advertising Costs: The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2006, 2005 and 2004 was $125,035, $99,386 and $52,672, respectively.
(Continued)

8.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)
Income Taxes: The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires the Company to record income tax expense on the liability method. The Company was part of a reporting entity which included the Company and the operations of QuanComm for purposes of filing federal and state income taxes. These financial statements include tax provisions and deferred tax assets and liabilities determined as if the Company were a separate taxpayer.
Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the financial statement date and the reported amounts of revenues and expenses for the reporting period. Actual amounts could differ from those estimates.
New Accounting Standard: In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). The primary objectives of FIN 48 are to provide guidance and to clarify the accounting for uncertainty in income taxes recognized in an enterprises financial statement in accordance with SFAS No. 109. FIN 48 will require the Company to evaluate tax positions taken and evaluate whether it is more-likely-than-not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the Company will presume that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company is required to adopt FIN 48 effective January 1, 2007. The Company is evaluating the impact that the adoption of FIN 48 will have on its financial position, results of operations and cash flows.
(Continued)

9.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
NOTE 3 – STOCK OPTION PLAN
Effective July 23, 2002, the Company adopted the Stock Option Plan of Internet Transaction Solutions, Inc. (the “Plan”). This Plan was most recently amended on January 1, 2006. The Plan has reserved 4,000,000 shares of the Company’s Class A common stock for issuance. Options granted under the Plan vest from zero to four years from the date of grant. All stock options issued under the Plan have a ten-year contractual term.
A summary of activity related to the Company’s stock options for the years ended December 31, 2006, 2005 and 2004 is as follows:

		Average
	Number of	Exercise
	Options	Price
Outstanding at January 1, 2004	939,054	$0.61

Granted	571,554	0.75

Outstanding at December 31, 2004	1,510,608	0.67

Granted	848,054	0.75

Outstanding at December 31, 2005	2,358,662	0.70

Granted	640,054	0.75

Forfeited	(10,000)	0.75

Exercised	(1,852,740)	0.71

Outstanding at December 31, 2006	1,135,976	$0.71

Additional information about stock options outstanding at December 31, 2006 is as follows:

		Weighted-Average
Range of	Number	Remaining	Weighted-Average
Exercise Price	Outstanding	Contractual Life	Exercise Price
$0.50 - $0.75	1,135,976	8 years	$0.71
(Continued)

10.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
NOTE 3 – STOCK OPTION PLAN (Continued)
At December 31, 2006, the Company had 496,054 options exercisable at a weighted-average exercise price of $0.65.
Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123R. Upon adoption, the Company followed the prospective method whereby compensation cost is recognized beginning with the effective date based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date.
Prior to January 1, 2006, the Company accounted for its stock options in accordance with SFAS No. 123. Under the provisions of SFAS No. 123, the Company valued stock options issued based upon use of the Black Scholes valuation model using the minimum value method and recognized this value as stock compensation expense over the period in which the options vest. Compensation expense was offset by a credit to additional paid-in capital. During the years ended December 31, 2006, 2005 and 2004, the Company recorded compensation expense of $42,289, $49,538 and $28,418, respectively, relating to those options granted prior to January 1, 2006 and the adoption of SFAS No. 123R.
As required by SFAS No. 123R, the Company estimates the expected forfeiture rate (assumed to be zero due to the limited number of participants in the Plan) and recognizes compensation expense only for those equity awards expected to vest. The Company estimates the fair value of stock options using the Black-Scholes valuation model. This valuation model takes into account the exercise price of the award, as well as certain assumptions. The assumptions used to estimate the fair value of the stock options granted on January 1, 2006 are as follows:

Risk-free interest rate	4.32% to 4.35%
Dividend yield rate	—
Expected stock volatility	60% to 65%
Expected option life 5	5.00 to 6.25 years
The following table summarizes the key assumptions which were used to determine the fair value of the Company’s options granted during 2005 and 2004:

Risk-free interest rate	5.50%
Dividend yield rate	—
Expected stock volatility	—
Expected option life	4 years
(Continued)

11.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
NOTE 3 – STOCK OPTION PLAN (Continued)
Based on the above assumptions and a grant date fair value of $0.87 per share, the fair value of stock options granted on January 1, 2006 was $342,058. During the year ended December 31, 2006, the Company recorded employee stock compensation expense of $248,675 relating to these option grants.
At the time of the respective grants, fair values were determined on a consolidated basis, including QuanComm which had reported significant losses and was in a deficit equity position. If fair value had been determined for the Company on a carved-out basis, the valuation of the options and the related compensation expense might have been significantly different had the same number of options been granted.
During 2004, 2005 and 2006, certain QuanComm employees were granted ITS stock options, resulting in aggregate compensation expense of $125,000. The Company determined these amounts were not significant to any of the respective years and accordingly did not allocate any of these expenses to QuanComm during 2004, 2005 or 2006.
During 2006, the Company amended certain Plan participant agreements to amend the vesting period of options granted prior to December 31, 2005. As a result, during the year ended December 31, 2006 the Company recorded employee stock compensation expense of $188,915 reflecting the previously unrecognized compensation expense of these options.
On March 31, 2006, 1,852,740 options granted at various dates between July 23, 2002 and January 1, 2006 were exercised by Plan participants at a weighted average exercise price of $0.71, or $1,312,055.
Simultaneously, on March 31, 2006, the Company adopted the Internet Transaction Solutions, Inc. Executive Loan Program (the “Loan Program”). The Loan Program allows certain executives and board members to individually borrow up to $600,000 for such purposes specifically approved by the Company’s Board of Directors. During the year ended December 31, 2006, the Company issued notes receivable to eight executives and/or board members totaling $1,312,055 used for the exercise of stock options. Notes issued under the Loan Program mature on December 31, 2008 and are collateralized by the common stock held by the executive or board member. Notes issued under the Loan Program bear interest at 5.00% per annum, payable upon maturity. These stockholder notes receivable were reclassified to a contra-equity account in the financial statements at December 31, 2006. These notes were netted against the proceeds from the sale of ITS to Online on August 10, 2007 (see Note 8).
Subsequent to December 31, 2006, the Company granted an additional 285,000 stock options at $0.75 per share.
(Continued)

12.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
NOTE 4 – LEASES
The Company leases its operating facilities under operating leases that expire on November 30, 2010 (with five one year renewal options) and February 14, 2017. Future minimum lease options are as follows (assuming renewal options are exercised):

Fiscal
2007	$192,106
2008	304,606
2009	304,606
2010	304,606
2011	304,606
Thereafter	1,333,509

$2,744,039

Total rent expense was approximately $157,000, $80,000 and $43,000 during the years ended December 31, 2006, 2005 and 2004, respectively.
In February 2007, the Company’s main operating facility was sold to an entity partially owned by one of the Company’s stockholders. The Company now leases this facility from this affiliated entity.
NOTE 5 – RETIREMENT PLANS
The Company has a 401(k) retirement plan that covers substantially all employees with at least one year of service. The Company may contribute to this plan based on the employee’s compensation. The total expense related to this plan was approximately $115,100, $73,600 and $41,700 for the years ended December 31, 2006, 2005 and 2004, respectively.
On January 1, 2004, the Company adopted the ITS Profit Sharing Plan (the “Profit Sharing Plan”). The Profit Sharing Plan covers substantially all employees with at least one year of service. The purpose of the Profit Sharing Plan is to enable eligible employees to share in the benefits of the Company’s discretionary contributions. During the year ended December 31, 2006, the Company did not make a discretionary contribution to the Profit Sharing Plan. Total expense related to the Profit Sharing Plan was $100,000 and $104,000 for the years ended December 31, 2005 and 2004, respectively.
(Continued)

13.

NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
NOTE 6 – INCOME TAXES
The provision for income taxes for the years ended December 31, 2006, 2005 and 2004 consists of the following:

	2006	2005	2004
Federal income taxes
Current	$782,000	$936,000	$559,000
Deferred	44,000	(28,000)	17,000

	826,000	908,000	576,000

State and local income taxes
Current	9,000	18,000	15,000

	9,000	18,000	15,000

Total provision for income taxes	$835,000	$926,000	$591,000

Significant components of deferred income taxes are as follows:

	2006	2005
Deferred tax asset
Tax benefit of stock options	$38,000	$37,000

Deferred tax liability
Depreciation of property and equipment	(109,000)	(64,000)

	$(71,000)	$(27,000)

As further described in Note 2, the allocation of consolidated income taxes to the Company is determined as if the Company prepared separate tax returns.
The difference between a theoretical income tax provision and the Company’s reported income tax provision is largely the result of state income taxes.
(Continued)

14.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
NOTE 7 – RELATED PARTY TRANSACTIONS
The Company’s stockholders are also stockholders in certain affiliated entities. The Company has entered into contractual arrangements with these entities for them to provide certain technology development and support services to the Company. During the years ended December 31, 2006, 2005 and 2004, the Company recorded expenses related to these affiliated entities as follows:

2006	2005	2004
$450,833	$229,646	$51,670
The Company also subleases a portion of its operating facility to an affiliated entity. During the years ended December 31, 2006, 2005, and 2004, the Company recognized rent income from this affiliated entity of $14,550, $12,000, and $10,000 respectively, which is included in other income on the statements of operations.
At December 31, 2006, accounts payable to affiliated entities of approximately $63,000 is included in accounts payable on the balance sheets.
As more fully described in Note 3 to the financial statements, the Company has notes receivable from certain stockholders totaling $1,312,055 at December 31, 2006.
The Company subleases a portion of its operating facility to QuanComm. The sublease agreement terminates March 31, 2009. In addition to the sublease payments of $3,135 per month, the Company provides certain ancillary services for $1,115 per month as an allocation of accounting services, telephone and security pursuant to the sublease agreement. Management believes the method of allocations used in the above charges relating to sublease payments and allocated ancillary services is reasonable but would not necessarily represent those costs charged by non-affiliated companies or incurred for similar functions on a stand-alone basis. With the exception of the lease agreement discussed above, there are no contractual relationships between the Company and QuanComm.
(Continued)

15.

INTERNET TRANSACTION SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
NOTE 8 – EQUITY RIGHTS
On October 25, 2000, The Board of Directors granted Equity Rights to New Ridge LLC, an entity controlled by Kent D. Stuckey, the Company’s CEO. This grant gave New Ridge LLC rights to 10% of the fully diluted shares of the Company.
NOTE 9 – SUBSEQUENT EVENT
On August 10, 2007, pursuant to the terms of an Agreement and Plan of Merger dated July 26, 2007, as amended, Online Resources Corporation (the “Corporation”), completed its acquisition of the Company through its merger into the Corporation’s wholly-owned subsidiary, ITS Acquisition Sub, LLC. The purchase price for such acquisition was approximately $45 million. The Corporation agreed to issue 2,216,652 shares of its common stock to the stockholders and preferred equity rights holder of ITS in partial payment of the purchase price. These shares have been valued at $24.7 million. The balance of the purchase price, approximately $20.3 million, is payable in cash of which $3.6 million has been escrowed to cover claims in favor of the Corporation for indemnification and working capital deficits.

16.

UNAUDITED PROFORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
     The following unaudited pro forma consolidated condensed financial information gives effect to our acquisition of Internet Transaction Solutions, Inc. (“ITS”), which was consummated on August 10, 2007. The unaudited pro forma consolidated condensed balance sheet as of June 30, 2007 has been prepared as if the ITS acquisition occurred on June 30, 2007. The unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007 have been prepared as if the acquisition of ITS had occurred at January 1, 2006. The notes to the pro forma consolidated condensed financial information describe certain pro forma adjustments to give effect to the purchase transaction had it been consummated at those dates.
     The unaudited pro forma consolidated condensed financial information has been derived from our historical consolidated financial statements and those of ITS and should be read in conjunction with those financial statements and notes and the accompanying notes to the pro forma consolidated condensed financial statements.
     The unaudited pro forma consolidated condensed financial statements are not necessarily indicative of operating results which would have been achieved had the transaction actually been completed at the beginning of the respective periods. The selected unaudited pro forma consolidated condensed financial information is not necessarily indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2007
(in thousands)

		ITS Net
	Historical	Assets Acquired	Pro Forma		Pro Forma
	ORCC	(Note 2)	Adjustments	Note 2	Combined
ASSETS
Current assets:
Cash and cash equivalents	$30,796	$630	$(20,537)	(a)	$10,889
Restricted cash	1,539	8,789	—		10,328
Short-term investments	989	—	—		989
Accounts receivable, net	15,553	19	—		15,572
Prepaid expenses and other current assets	5,632	44	—		5,676

Total current assets	54,509	9,482	(20,537)		43,454
Property and equipment, net	20,992	1,830	—		22,822
Goodwill	167,920	—	33,260	(b)	201,180
Intangible assets	20,439	9	20,997	(c)	41,445
Other assets	14,896	47	—		14,943

Total assets	$278,756	$11,368	$33,720		$323,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,781	$8,969	$—		$10,750
Accrued expenses and other current liabilities	13,892	578	2,783	(d)	17,253
Income taxes payable	—	19	—		19

Total current liabilities	15,673	9,566	2,783		28,022
Notes payable, senior secured debt, less current portion	81,813	—	—		81,813
Deferred income taxes, less current portion	—	71	7,955	(e)	8,026
Other long-term liabilities	8,145	—	—		8,145

Total liabilities	105,631	9,637	10,738		126,006
Series A-1 convertible preferred stock	76,271	—	—		76,271
Stockholders’ equity	96,854	1,731	22,982	(f)	121,567

Total liabilities and stockholders’ equity	$278,756	$11,368	$33,720		$323,844

See accompanying notes to consolidated unaudited financial statements.

Unaudited Pro Forma Condensed Consolidated
Statement of Operations
For the Year Ended December 31, 2006
(in thousands, except per share data)

		Historical
	Historical	ITS	Pro Forma		Pro Forma
	ORCC	(Note 3)	Adjustments	Note 3	Combined
Revenues	$91,736	$14,531	$—		$106,267
Costs of revenues	41,317	7,378	—		48,695
Selling, general and administrative	45,171	5,126	3,818	(a)	54,115

Income from operations	5,248	2,027	(3,818)		3,457
Interest and other (expense) income	(3,992)	167	(1,083)	(b)	(4,908)

Income (loss) before income tax provision	1,256	2,194	(4,901)		(1,451)
Income tax provision	935	835	(835)	(c)	935

Net income (loss)	321	1,359	(4,066)		(2,386)
Preferred stock accretion	4,309	—	—		4,309

Net (loss) income available to common stockholders	$(3,988)	$1,359	$(4,066)		$(6,695)

Net (loss) income available to common shareholders per share:
Basic	$(0.16)				$(0.24)
Diluted	$(0.16)				$(0.24)

Shares used in calculation of net (loss) income available to common shareholders per share:
Basic	25,546		2,217	(d)	27,763
Diluted	25,546		2,217	(d)	27,763
See accompanying notes to unaudited pro forma financial statements.

Unaudited Pro Forma Condensed Consolidated
Statement of Operations
For the Six Months ended June 30, 2007
(in thousands, except per share data)

		Historical
	Historical	ITS	Pro Forma		Pro Forma
	ORCC	(Note 4)	Adjustments	Note 4	Combined
Revenues	$62,790	$9,535	$—		$72,325
Costs of revenues	29,762	5,007	—		34,769
Selling, general and administrative	29,799	3,637	1,718	(a)	34,588

Income from operations	3,229	1,457	(1,718)		2,968
Interest and other income(expense)	(9,387)	9	(542)	(b)	(9,920)

(Loss) income before income tax provision	(6,158)	1,466	(2,260)		(6,952)
Income tax provision	291	575	(575)	(c)	291

Net (loss) income	(6,449)	891	(1,685)		(7,243)
Preferred stock accretion	4,163	—	—		4,163

Net (loss) income available to common stockholders	$(10,612)	$891	$(1,685)		$(11,406)

Net (loss) income available to common shareholders per share:
Basic	$(0.41)				$(0.40)
Diluted	$(0.41)				$(0.40)

Shares used in calculation of net (loss) income available to common shareholders per share:
Basic	26,056		2,217	(d)	28,273
Diluted	26,056		2,217	(d)	28,273
See accompanying notes to unaudited pro forma financial statements.

NOTES TO UNAUDITED PROFORMA CONSOLIDATED
CONDENSED FINANCIAL STATEMENTS
Note 1 – The Transaction
     On August 10, 2007, Online Resources Corporation (the Company) and its wholly-owned subsidiary, Online Acquisition Corp LLC., completed the merger in which the Company acquired all of the outstanding stock of Internet Transactions Solutions (ITS), a Delaware corporation, for an acquisition price of $45 million. The acquisition adds 41 employees and a facility in Columbus, Ohio.
     The purchase price of the transaction was as follows (in thousands):

Cash	$20,306
Issuance of 2,216,653 common shares at $11.15 per share	24,713
Transaction costs	231

$45,250

     The acquisition was recorded on a preliminary basis under the purchase method and total consideration was allocated to the fair value of assets and liabilities acquired as follows (in thousands):

Purchase Price	$45,250
Less:
Current assets	9,482
Fixed assets	1,830
Other assets	56
Identifiable intangible assets	20,997
Put Option	(2,783)
Current liabilities	(9,566)
Other liabilities	(8,026)

Goodwill	$33,260

Note 2 – Unaudited Pro Forma Consolidated Condensed Balance Sheet as of June 30, 2007
     The following adjustments were applied to our historical balance sheet and that of ITS as of June 30, 2007 (in thousands):

(a)	To record the following as of June 30, 2007:
	Cash to ITS stockholders	$(20,306)
	Transaction costs	(231)

	Total adjustments to current assets	$(20,537)

(b)	To record the following as of June 30, 2007:
	Goodwill	$31,242

	Total adjustments to goodwill	$31,242

(c)	To record the following as of June 30, 2007:
	Purchased customer list	$20,997

	Total adjustments to intangible assets	$20,997

(d)	To record the following as of June 30, 2007:
	Put option related to price protection on common shares issued as Part of acquisition	$2,783

	Total adjustments to short term other liabilities	$2,783

(e)	To record the following as of June 30, 2007:
	Deferred taxes	$7,955

	Total adjustments to deferred taxes	$7,955

(e)	To record the following as of June 30, 2007:
	Elimination of ITS preferred stock	500
	Elimination of ITS common stock	1
	Elimination of Notes Receivable from stockholders	(1,312)
	Elimination of ITS additional paid-in capital	2,901
	Elimination of ITS accumulated deficit	(3,821)
	Common shares issued to ITS shareholders	24,713

	Total adjustments to stockholders equity	$22,982

     Note 3 – Unaudited Pro Forma Consolidated Condensed Statement of Operations for the Year Ended December 31, 2006
     The following adjustments were applied to our historical statement of operations and that of ITS for the year ended December 31, 2006 (in thousands):

(a)	To record the following for the year ended December 31, 2006:
	Incremental amortization of our purchased customer lists	$3,818

The amortization of the purchased customer lists has been calculated based on a new fair value basis of $20,997,000, amortized over 10 years. The purchased customer lists will be amortized over their useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets , based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up.

	Total adjustments to selling, general and administrative	$3,818

(b)	To record the following for the year ended December 31, 2006:
	Decrease in interest and other income (expense)	$(1,083)
	Interest income was reduced by the estimated interest earned on the cash used to fund the acquisition. The interest income was estimated at a rate of 5.3% per annum.

	Total adjustments to interest and other income (expense)	$(1,083)

(c)	To record the following for the year ended December 31, 2006:
	Decrease in provision for income taxes	$(835)
	An income tax provision related to the income for ITS would be unnecessary for the period due to available net operating loss carryforwards held by Online Resources.

	Total adjustments to income tax provision	$(835)

(d)	To record the following for the year ended December 31, 2006:
	Increase in common shares outstanding	2,217
	The Company issued 2,216,653 common shares at $11.15 per share as part of the consideration in the transaction. Those shares are included in the calculation of basic and diluted earnings per share.

	Total adjustments to basic and diluted shares outstanding	2,217

23.

Note 4 – Unaudited Pro Forma Consolidated Condensed Statement of Operations for the Six Months Ended June 30, 2007
     The following adjustments were applied to our historical statement of operations and that of ITS for the six-months ended June 30, 2007 (in thousands):

(a)	To record the following for the six months ended June 30, 2007:
	Incremental amortization of our purchased customer lists	$1,718

The amortization of the purchased customer lists has been calculated based on a new fair value basis of $20,997,000, amortized over 10 years. The purchased customer lists will be amortized over their useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets , based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up.

	Total adjustments to selling, general and administrative	$1,718

(b)	To record the following for the six months ended June 30, 2007:
	Decrease in interest and other income (expense)	$(542)
	Interest income was reduced by the estimated interest earned on the cash used to fund the acquisition. The interest income was estimated at a rate of 5.3% per annum.

	Total adjustments to interest and other income (expense)	$(542)

(c)	To record the following for the six months ended June 30, 2007:
	Decrease in provision for income taxes	$(575)
	An income tax provision related to the income for ITS would be unnecessary for the period due to available net operating loss carryforwards held by Online Resources.

	Total adjustments to income tax provision	$(575)

(d)	To record the following for the year ended December 31, 2006:
	Increase in common shares outstanding	2,217
	The Company issued 2,216,653 common shares at $11.15 per share as part of the consideration in the transaction. Those shares are included in the calculation of basic and diluted earnings per share.

	Total adjustments to basic and diluted shares outstanding	2,217

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation
October 25, 2007	By:	Catherine A. Graham
		Name:	Catherine A. Graham
		Title:	Executive Vice President, Chief Financial
Officer and Treasurer